March 12, 2003




Chase Manhattan Bank USA,
  National Association
White Clay Center Building 200
Route 273
Newark, Delaware 19711

                Re: Chase Credit Card Master Trust
                    Asset-Backed Certificates and Chase
                    Credit Card Owner Trust Asset-Backed Notes
                    ------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel for Chase Manhattan Bank USA, National Association, a banking corporation organized under the laws of the United States of America (the "Bank"), in connection with the filing by the Bank, on behalf of the Chase Credit Card Master Trust (the "Master Trust") and Chase Credit Card Owner Trust (the "Owner Trust"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3, Registration No. 333-103210 (the "Registration Statement"), and Amendment No. 1 to the Registration Statement filed by the Bank under the Act, registering Asset-Backed Notes (the "Notes") secured by Asset-Backed Certificates representing undivided interests in certain assets of the Master Trust (the "Certificates"). The Certificates of a particular Series will be issued pursuant to the Third Amended and Restated Pooling and Servicing Agreement dated as of November 15, 1999, as amended by the First Amendment thereto dated as of March 31, 2001 and by the Second Amendment thereto dated as of March 1, 2002 (the "Pooling and Servicing Agreement"), among the Bank, JPMorgan Chase Bank and The Bank of New York, as Trustee (the "Trustee"), and filed as Exhibits 4.1, 4.2a and 4.2b, respectively, to the Registration Statement, and related Series Supplements to the Pooling and Servicing Agreement (each, a "Series Supplement") between the Bank and the Trustee, substantially in the form filed as Exhibit 4.3 to the Registration Statement. The Notes will be issued under an Indenture (the "Indenture") between the Owner Trust and The Bank of New York, as Indenture Trustee substantially in the form filed as Exhibit 4.6 to the Registration Statement.

          We have examined the Registration Statement, the Pooling and Servicing Agreement, the form of Series Supplements and the form of the Indenture, which have been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further


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Chase Manhattan Bank USA,
  National Association               -2-                         March 12, 2003


investigation as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Bank.

          In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

          We also have assumed that at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will be the valid and legally binding obligation of the Owner Trust.

          We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will have been duly authorized, executed and delivered by the Owner Trust and (2) execution, delivery and performance by the Owner Trust of the Indenture and the Notes will not violate the laws of the State of Delaware or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States of America).

          Based upon the foregoing, and subject to the qualifications and limitations set forth herein:

          (a) We are of the opinion that:

          1. The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Bank.

          2. When the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, upon payment of the consideration therefore as provided in the applicable definitive purchase, underwriting or similar agreement, the Notes will constitute valid and legally binding obligations of the Owner Trust.

          3. The statements set forth in the prospectus (the "Prospectus") under the caption "Tax Matters," insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects; and

          (b) We hereby confirm the opinions expressly set forth under the caption "Tax Matters" in the Prospectus included in the Registration Statement.


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Chase Manhattan Bank USA,
  National Association               -3-                         March 12, 2003


          Our opinions set forth above in paragraph 2 are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States of America.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1b and Exhibit 8.1 to the Registration Statement and the use of our name under the captions "Legal Matters" and "Tax Matters" in the Prospectus included in the Registration Statement.

                                       Very truly yours,

                                       /s/ Simpson Thacher & Bartlett

                                       SIMPSON THACHER & BARTLETT